Exhibit 10.1


                       INGEN TECHNOLOGIES, INC. ("INGEN")
                        PROSPECTIVE DIRECTOR'S AGREEMENT

         (FOR USE WITH THOSE BEING NOMINATED FOR ELECTION OR APPOINTMENT
                           TO THE BOARD OF DIRECTORS)

The undersigned Proposed Director ("the undersigned") agrees, if elected by shareholders (or appointed by the Board to fill a vacancy), to serve on the above company's Board of Directors from the date of the Shareholders' Annual Meeting (supply date here if applicable) or from the Directors' meeting (September 22, 2005), whichever is applicable, to the date of the Shareholders' Annual Meeting in the next calendar year .

In exchange for serving in this capacity, the undersigned is hereby granted 500,000 shares of Ingen restricted common shares. These shares are restricted and cannot be sold or otherwise transferred by the undersigned except as provided by law, and in no event, prior to the end of the period of time of the undersigned's service as a company Director as provided in the first paragraph of this Agreement.

The undersigned must remain a Director of the company for the time period above to retain the shares. If he or she does not serve as a Director for the time period above (unless due to an Act of God or his/her long-term incapacitation), then the undersigned agrees to return all of the shares listed above to the Company immediately upon his/her resignation or dismissal from the Board. The Company will not dismiss the undersigned without cause, and with notice and an opportunity for the undersigned to be heard by the Board first.

The undersigned is entitled to $500.00 for each Directors meeting that he/she physically attends and $_________ for any telephonic meeting, meeting-without-notice proceeding, or other official meeting or action of the Board (such as the consideration and passage of a Board Resolution) for which he/she signs a Waiver of Notice and Consent.

The undersigned pledges his or her best efforts and promises to conduct himself or herself in a professional manner in carrying out the duties as a Director of the company. The undersigned promises not to divulge to others and will not use confidential or proprietary information of Ingen for his/her or anyone else's gain (during or after the time in which the undersigned is a company Director). Unless as otherwise approved in advance by the Ingen Board of Directors, the undersigned promises that he or she will not serve as a director, officer, employee, agent or consultant to any competing business enterprise of Ingen's during the time in which he or she is a Director of the company.

It is understood that the company does not have errors and omissions insurance for management as of the date of this Agreement, however, the company will obtain such insurance, upon reasonably adequate terms, as soon as it can afford it.

 The company will pay the reasonable expenses of the undersigned in carrying out his or her duties as a Director; however, any expenses in excess of $25.00 must be approved by company CEO Scott R. Sand in advance. Except to the extent not allowed by Georgia law, the company hereby holds the undersigned harmless from liability to the company, its shareholders and any third parties for acts and omissions while a Director of the company and further agrees to indemnify and defend the undersigned in the event of any action taken by the company, its shareholders or third parties against the undersigned in his or her position as Director of the company.

Ingen is planning to file periodic reporting to the Securities and Exchange Commission, as well as file at least one registration statement for the sale of its securities. Attached hereto is the company's Officers and Directors Questionnaire. Please review it carefully. Assuming that you will be elected or appointed to the Ingen Board of Directors, it will be necessary for you to fill out and sign this questionnaire as soon as possible thereafter. Please let company management know, prior to signing this Agreement, if you will have any difficulty or objection to completing and signing this questionnaire in a timely manner (once you become an Ingen Board member).

Any disputes arising from this Agreement not resolved by the parties in a good faith, timely manner shall be arbitrated within San Bernardino County, California under the rules and procedures of the American Arbitration Association. Attorneys fees and costs are to be awarded to the prevailing party.


Dated this 21st day of September, 2005.



Ingen Technologies, Inc.


/s/ Scott R. Sand                            /s/ Stephen O'Hara
-----------------------------------          -----------------------------------
Scott R. Sand, CEO and Chairman              Proposed Director - Stephen O'Hara,
                                               M.D.